EXHIBIT 5


                 CERTIFICATE OF DESIGNATIONS, PREFERENCES
            AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK
                                    OF
                             W. R. GRACE & CO.

                      Pursuant to Section 151 of the
             General Corporation Law of the State of Delaware


               The undersigned, pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby certify that, pursuant to the authority expressly vested in the Board of Directors of
W. R. Grace & Co., a Delaware corporation (the "Corporation"), by the Corporation's Certificate of Incorporation, the Board of Directors has duly adopted the following resolutions:

               RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the Corporation's Certificate of Incorporation, the Board of Directors hereby provides for the issuance of and creates a series of Preferred Stock of the Corporation, par value $0.10 per share (the "Preferred Stock"), and hereby fixes the designation and amount and the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

               RESOLVED that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

               1. Number of Shares and Designation. 36,000,000 shares of Preferred Stock of the Corporation shall constitute a series of Preferred Stock designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock may be increased (to the extent of the Corporation's authorized and unissued Preferred Stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors and the filing of a certificate of increase or decrease, as the case may be, with the Secretary of State of Delaware.

               2. Rank. The Series A Preferred Stock shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the affairs of the Corporation, (i) rank senior and prior to the Common Stock of the Corporation, par value $0.10 per share (the "Common Stock"), and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series A Preferred Stock (whether with respect to payment of dividends, redemption payments or rights upon liquidation, dissolution or winding up of the affairs of the Corporation) (all of such equity securities, including the Common Stock, are collectively referred to herein as the "Junior Securities"), (ii) rank on a parity with each other class or series of equity securities of the Corporation (other than the Common Stock), whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series A Preferred Stock (whether with respect to payment of dividends, redemption payments or rights upon liquidation, dissolution or winding up of the affairs of the Corporation) (all of such equity securities are collectively referred to herein as the "Parity Securities"), and (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series A Preferred Stock (whether with respect to payment of dividends, redemption payments or rights upon liquidation, dissolution or winding up of the affairs of the Corporation) (all of such equity securities are collectively referred to herein as the "Senior Securities"). The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities or Senior Securities, as the case may be.

               3.  Dividends.

               (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the annual rate of $2.00 per share. Such dividends shall be payable quarterly in arrears, in equal amounts, on ________, ________, ________ and ________ of each year (unless such day is not a Business Day (as defined below), in which event such dividends shall be payable on the next succeeding Business Day), commencing _____________ ___, 1998 (each such payment date being a "Dividend Payment Date" and from the date of issuance until the first Dividend Payment Date and each quarterly period thereafter being a "Dividend Period"). Dividends on shares of Series A Preferred Stock shall be cumulative from the date of issue, whether or not in any Dividend Period there shall be funds of the Corporation legally available for the payment of dividends. The amount of dividends payable for each full Dividend Period shall be computed by dividing the annual dividend rate by four. The amount of dividends payable on the Series A Preferred Stock for the initial Dividend Period, or for any other period shorter or longer than a full Dividend Period, shall be computed on the basis of a 360-day year of twelve 30-day months. As used herein, the term "Business Day" means any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in the City of New York.

               (b) Each dividend shall be payable to the holders of record of shares of Series A Preferred Stock as they appear on the stock records of the Corporation at the close of business on such record dates (each, a "Dividend Payment Record Date"), which shall be not more than 60 days nor less than 10 days preceding the Dividend Payment Date thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 60 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

               (c) Except as described in the next succeeding sentence, so long as any shares of Series A Preferred Stock are outstanding, (i) no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, on any Parity Securities for any period unless the Corporation has paid or contemporaneously pays or declares and sets apart for payment on the Series A Preferred Stock all accrued and unpaid dividends for all Dividend Periods terminating on or prior to the date of payment of such dividends, and (ii) no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, on the Series A Preferred Stock for any Dividend Period unless the Corporation has paid or contemporaneously pays or declares and sets apart for payment on any Parity Securities all accrued and unpaid dividends for all dividend payment periods terminating on or prior to the Dividend Payment Date for such dividends. Unless and until dividends accrued but unpaid in respect of all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to any Parity Securities at the time outstanding shall have been paid in full or a sum sufficient for such payment is set apart, all dividends declared by the Corporation upon shares of Series A Preferred Stock and upon all Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series A Preferred Stock and Parity Securities.

               (d) So long as any shares of Series A Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, upon any Junior Securities (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of Junior Securities), nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of any employee or director incentive or benefit plans or arrangements of the Corporation or any subsidiary of the Corporation) for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of Series A Preferred Stock and any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and for the current dividend period with respect to such Parity Securities.

               (e) The Corporation shall not, directly or indirectly, make any payment on account of any purchase, redemption, retirement or other acquisition of any Parity Securities (other than for consideration payable solely in Junior Securities) unless all accrued and unpaid dividends on the Series A Preferred Stock for all Dividend Payment Periods ending on or before such payment for such Parity Securities shall have been paid or declared and set apart for payment.

               (f) If at any time the Corporation issues any Senior Securities and the Corporation shall have failed to declare and pay or set apart for payment accrued and unpaid dividends on such Senior Securities, in whole or in part, then (except to the extent allowed by the terms of the Senior Securities) no dividends shall be declared or paid or set apart for payment on the Series A Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Securities, including the full dividends for the then-current dividend period, shall have been declared and paid or set apart for payment.

               4. Liquidation Preference.

               (a) The liquidation preference for the shares of Series A Preferred Stock shall be $50.00 per share, plus an amount equal to the dividends accrued and unpaid thereon, whether or not declared, to the payment date (the "Liquidation Value").

               (b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock (i) shall not be entitled to receive the Liquidation Value of such shares until payment in full or provision has been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Securities, and (ii) shall be entitled to receive the Liquidation Value of such shares before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities. Subject to clause (i) above, if the assets of the Corporation are not sufficient to pay in full the Liquidation Value payable to the holders of shares of Series A Preferred Stock and the liquidation preference payable to the holders of any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other Parity Securities ratably in accordance with the Liquidation Value for the Series A Preferred Stock and the liquidation preference for the Parity Securities, respectively. Upon payment in full of the Liquidation Value to which the holders of shares of Series A Preferred Stock are entitled, the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation.

               (c) Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

               5.  Redemption.

               (a) Optional Redemption. The Series A Preferred Stock shall not be redeemable prior to __________ __, 2001. During the period from __________ __, 2001 until __________ __, 2003, the Corporation may redeem at its option shares of Series A Preferred Stock in accordance with this Section 5 only if the last reported sales price of a share of Common Stock in its principal trading market for any 20 trading days within a period of 30 consecutive trading days ending on the trading day prior to the date of mailing the notice of redemption is at least $70.6563. At any time on or after __________ __, 2001, to the extent the Corporation shall have funds legally available to redeem shares of Series A Preferred Stock and if permitted by the immediately preceding sentence, the Corporation may redeem shares of Series A Preferred Stock, in whole or in part, at the option of the Corporation, at the applicable cash redemption price per share set forth below for any redemption during the 12-month period beginning on _______ ____ of the year indicated:

                Year             Redemption Price Per Share
               ------           ----------------------------
                2001                       $51.40
                2002                       $51.20
                2003                       $51.00
                2004                       $50.80
                2005                       $50.60
                2006                       $50.40
                2007                       $50.20
                Thereafter                 $50.00

plus, in each case, an amount equal to the dividends accrued and unpaid thereon, whether or not declared, up to but not including the redemption date. From and after __________ __, 2008, the Corporation may redeem shares of Series A Preferred Stock, at any time in whole or in part, at the option of the Corporation, at a cash redemption price per share of $50.00 plus an amount equal to the dividends accrued and unpaid thereon, whether or not declared, up to but not including the redemption date.

               (b) Mandatory Redemption. To the extent the Corporation shall have funds legally available for such payment, on __________ __, 2018 (the "Mandatory Redemption Date), the Corporation shall redeem all outstanding shares of Series A Preferred Stock at a redemption price of $50.00 per share in cash, together with accrued and unpaid dividends thereon, whether or not declared, up to but not including such redemption date, without interest. If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series A Preferred Stock on the Mandatory Redemption Date (the "Mandatory Redemption Obligation"): (i) dividends on the Series A Preferred Stock shall continue to accrue, without interest, in accordance with
Section 3, and (ii) the Mandatory Redemption Obligation shall be discharged as soon thereafter as the Corporation is able to discharge such Mandatory Redemption Obligation. If and for so long as any Mandatory Redemption Obligation with respect to the Series A Preferred Stock shall not be fully discharged on the Mandatory Redemption Date, the Corporation shall not (x) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Securities or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series A Preferred Stock) or (y) declare or pay or set apart for payment any dividends or other distributions upon any Junior Securities, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Securities.

               6.  Procedures for Redemption.

               (a) If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to Section 5, the shares shall be redeemed on a pro rata basis (according to the number of shares of Series A Preferred Stock held by each holder, with any fractional shares rounded to the nearest whole share) or in such other manner as the Board of Directors may determine, as may be prescribed by resolution of the Board of Directors. Notwithstanding the provisions of Section 5 and this Section 6, unless full cumulative cash dividends (whether or not declared) on all outstanding shares of Series A Preferred Stock shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date, none of the shares of Series A Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of Series A Preferred Stock are redeemed pro rata.

               (b) In the event of a redemption of shares of Series A Preferred Stock pursuant to Section 5, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 15 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series A Preferred Stock to be redeemed, except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

               (c) If a notice of redemption has been given pursuant to
Section 6(b) and if, on or before the redemption date, the funds necessary for such redemption (including all dividends on the shares of Series A Preferred Stock to be redeemed that will accrue to but not including the redemption date) shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then on the redemption date, notwithstanding that any certificates for such shares have not been surrendered for cancellation, (i) dividends shall cease to accrue on the shares of Series A Preferred Stock to be redeemed, (ii) the holders of such shares shall cease to be stockholders with respect to those shares, shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect thereto, except the conversion rights provided in
Section 7 (in accordance with Section 6(e)) and the right to receive the monies payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and
(iii) the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any monies so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price, without interest. Any interest accrued on funds so deposited shall belong to the Corporation and be paid thereto from time to time.

               (d) Upon surrender in accordance with the Corporation's notice of redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

               (e) If a notice of redemption has been given pursuant to
Section 6(b) and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the Business Day preceding the redemption date, give written notice to the Corporation pursuant to Section 7 of the conversion of any or all of the shares to be redeemed held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation, and any necessary transfer tax payment, as required by
Section 7), then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in
Section 7, whereupon any funds deposited by the Corporation for the redemption of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in Section 7) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall automatically and without further corporate action or notice be discharged from the trust.

               7.  Conversion.

               (a)  Right to Convert.

                    (i) Subject to the provisions of this Section 7, each holder of shares of Series A Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all of such holder's shares of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the conversion price of $56.525 per share of Common Stock, subject to adjustment as described in Section 7(c) (as adjusted, the "Conversion Price"). The number of shares of Common Stock into which a share of the Series A Preferred Stock shall be convertible (calculated as to each conversion to the nearest 1/1,000,000th of a share) shall be determined by dividing $50.00 by the Conversion Price in effect at the time of conversion.

                   (ii) If shares of Series A Preferred Stock are called for redemption in accordance with Section 5(a), the right to convert shares so called for redemption shall terminate at the close of business on the Business Day immediately preceding the date fixed for redemption unless the Corporation shall default in making payment of the amount payable upon such redemption, in which case the conversion rights for such shares shall continue.

               (b)  Mechanics of Conversion.

                     (i) To exercise the conversion right, the holder of shares of Series A Preferred Stock to be converted shall surrender the certificate or certificates representing such shares at the office of the Corporation (or any transfer agent of the Corporation previously designated by the Corporation to the holders of Series A Preferred Stock for this purpose) with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Unless the shares issuable upon conversion are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax in accordance with Section 7(b)(vii). As promptly as practicable after the surrender by the holder of the certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares and a check payable in an amount corresponding to any fractional interest in a share of Common Stock as provided in Section 7(b)(viii).

                   (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the first Business Day (the "Conversion Date") on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid. At such time on the Conversion
               Date:

                          (w) the person in whose name or names any
                    certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time;

                          (x) such shares of Series A Preferred Stock shall
                    no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this Section 7;

                          (y) in lieu of dividends on such Series A
                    Preferred Stock pursuant to Section 3, such shares of Series A Preferred Stock shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock; and

                          (z) the right of the Corporation to redeem such
                    shares of Series A Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

               All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will, upon delivery, be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

                   (iii) Holders of shares of Series A Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Payment Record
               Date and prior to such Dividend Payment Date. However, shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of a notice of redemption during such period, which shall be entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date;
               provided that notwithstanding such surrender of shares for conversion after such Dividend Payment Record Date, the holders thereof at the close of business on such Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding
               Dividend Payment Date. A holder of shares of Series A Preferred Stock on a Dividend Payment Record Date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Series A Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion.

                   (iv)  Except as provided in clause (iii) above and in
               Section 7(c), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series A Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

                   (v) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Series A Preferred Stock. Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

                   (vi) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issuance or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                   (vii) In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Daily Price (as defined below) per share of Common Stock on the Conversion Date. In the absence of a Daily Price, the Board of Directors shall in good faith determine the current market price on such basis as it considers appropriate, and such current market price shall be used to calculate the cash adjustment. As used herein, "Daily Price" means (w) if the shares of such class of Common Stock are then listed and traded on the New York
               Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape;
               (x) if the shares of such class of Common Stock are not then listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (y) if the shares of such class of Common Stock are not then listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (z) if the shares of such class of Common Stock are not then traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day, as reported by NASDAQ.

               (c) Adjustments to Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

                   (i) If, at any time after the date of issuance of the Series A Preferred Stock, the Corporation shall (A) pay a dividend or make a distribution on any class of its capital stock in shares of its Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price thereafter shall be determined by multiplying the Conversion Price at which the shares of Series A Preferred Stock were theretofore convertible by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding immediately following such action. Such adjustment shall be made whenever any event listed above shall occur and shall become effective retroactively immediately after the record date in the case of a dividend and immediately after the effective date in the case of a subdivision or combination.

                   (ii) If, at any time after the date of issuance of the Series A Preferred Stock, the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date for determining stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock at the record date therefor (as determined in accordance with the provisions of Section 7(c)(iv)), the "Current Market Price"), or in case the Corporation shall issue to all holders of its Common Stock other securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock deliverable upon conversion or exchange thereof less than the Current Market Price, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price therefor shall be equal to the price determined by multiplying (A) the Conversion Price at which shares of Series A Preferred Stock were theretofore convertible by (B) a fraction of which the numerator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of the convertible or exchangeable securities, rights or warrants and (2) the number of additional shares of Common Stock that the aggregate offering price for the number of shares of Common Stock so offered would purchase at the Current Market Price per share of Common Stock, and of which the denominator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of such convertible or exchangeable securities, rights or warrants and (2) the number of additional shares of Common Stock offered for subscription or purchase, or issuable upon such conversion or exchange. Such adjustment shall be made whenever such convertible or exchangeable securities, rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such securities. However, upon the expiration of any right or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 7(c)(ii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of this Section 7(c) after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants. No further adjustment shall be made upon exercise of any right, warrant, convertible security or exchangeable security if any adjustment shall have been made upon issuance of such security.

                   (iii) If, at any time after the date of issuance of the Series A Preferred Stock, the Corporation shall distribute to all holders of its Common Stock (including any dividend paid in connection with a consolidation or merger in which the Corporation is the continuing corporation) any shares of capital stock of the Corporation or its subsidiaries (other than Common Stock) or evidences of its indebtedness, cash or other assets (excluding dividends payable solely in cash that may from time to time be fixed by the Board of Directors, or dividends or distributions in connection with the liquidation, dissolution or winding up of the Corporation) or rights or warrants to subscribe for or purchase any of its securities or those of its subsidiaries or securities convertible or exchangeable for Common Stock (excluding those securities referred to in Section 7(c)(ii)), then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price thereafter shall be equal to the price determined by multiplying (A) the Conversion Price in effect on the record date mentioned below by (B) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive) as of such record date of the assets, evidences of indebtedness or securities so paid with respect to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of Common Stock on such record date; provided, however, that in the event the then fair market value (as so determined) so paid with respect to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Series A Preferred Stock shall have the right to receive the amount and kind of assets, evidences of indebtedness, or securities such holder would have received had such holder converted each such share of Series A Preferred Stock immediately prior to the record date for such dividend.
               Such adjustment shall be made whenever any such payment is made, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive the payment.

                   (iv) For the purpose of any computation under Sections 7(c)(ii) or 7(c)(iii), the Current Market Price per share of Common Stock at any date shall be deemed to be the average Daily Price for the 30 consecutive trading days commencing 35 trading days before the day in question.

                   (v) No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments that by reason of this Section 7(c)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7(c) shall be made to the nearest cent.

                   (vi) In the event that, at any time as a result of an adjustment made pursuant to Section 7(c)(i) or 7(c)(iii), the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation or its subsidiaries, other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 7(c)(i) through 7(c)(v), and the other provisions of this Section 7 with respect to the Common Stock shall apply on like terms to any such other shares.

                   (vii) Whenever the Conversion Price is adjusted, as herein provided, the Corporation shall promptly file with the transfer agent for the Series A Preferred Stock a certificate of an officer of the Corporation setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The certificate shall be prima facie evidence of the correctness of the adjustment. The Corporation shall promptly cause a notice of the adjusted Conversion Price to be mailed to each registered holder of shares of Series A Preferred Stock.

                   (viii) In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter, during the period such share shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Corporation into which a share of Series A Preferred Stock would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange.
               The Corporation, the person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent documents to establish such rights and to ensure that the dividend, voting and other rights of the holders of Series A Preferred Stock established herein are unchanged, except as permitted by
               Section 9 and applicable law. The certificate or articles of incorporation or other constituent documents shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this
               Section 7(c)(viii) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

               (d) Optional Reduction in Conversion Price. The Corporation may at its option reduce the Conversion Price from time to time by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Whenever the Conversion Price is so reduced, the Corporation shall mail to holders of record of the Series A Preferred Stock a notice of the reduction at least 15 days before the date the reduced Conversion Price takes effect, stating the reduced Conversion Price and the period it will be in effect. A voluntary reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Section 7(c).

               8. Status of Shares. All shares of Series A Preferred Stock that are at any time redeemed pursuant to Section 5 or converted pursuant to
Section 7 and all shares of Series A Preferred Stock that are otherwise reacquired by the Corporation shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized but unissued shares of Preferred Stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other series.

               9. Voting Rights.

               (a) The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 9 or as otherwise provided by law.

               (b) The holders of the shares of Series A Preferred Stock (i) shall be entitled to vote with the holders of the Common Stock on all matters submitted for a vote of holders of Common Stock (voting together with the holders of Common Stock as one class), (ii) shall be entitled to a number of votes equal to the number of votes to which shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock would have been entitled if such shares of Common Stock had been outstanding at the time of the applicable vote and related record date and (iii) shall be entitled to notice of any stockholders' meeting in accordance with the Certificate of Incorporation and Bylaws of the Corporation.

               (c) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock have not been paid in full or if the Corporation shall have failed to discharge its Mandatory Redemption Obligation on or after the Redemption Date, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Series A Preferred Stock, together with the holders of shares of every other series of preferred stock upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem) (any such other series is referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock and the Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Stock and the Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, or the Corporation shall have fulfilled its Mandatory Redemption Obligation, as the case may be, then the right of the holders of the Series A Preferred Stock and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends or failure to fulfill any Mandatory Redemption Obligation), and the terms of office of all persons elected as directors by the holders of the Series A Preferred Stock and the Preferred Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series A Preferred Stock and the Preferred Shares, the secretary of the Corporation may, and upon the written request of any holder of Series A Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock records of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series A Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series A Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

               (d) So long as any shares of Series A Preferred Stock are outstanding:

                   (i) the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose by holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a single class, amend, alter or repeal any provision of the Corporation's Certificate of Incorporation (by merger or otherwise) so as to materially and adversely affect the preferences, rights or powers of the Series A Preferred Stock; provided that any such amendment, alteration or repeal to create, authorize or issue any Junior Securities or Parity Securities, or any security convertible into, or exchangeable or exercisable for, shares of Junior Securities or Parity Securities, shall not be deemed to have any such material adverse effect; and

                   (ii) the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose of at least 66-2/3% of the votes entitled to be cast by the holders of shares of Series A Preferred Stock and of all other series of Preferred Stock upon which like rights to vote upon the matters specified herein have been conferred and are exercisable, voting as a single class regardless of series, create, authorize or issue any Senior Securities, or any security convertible into, or exchangeable or exercisable for, shares of Senior Securities;

                   (iii) the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose of at least a majority of the votes entitled to be cast by the holders of shares of Series A Preferred Stock and of all other series of Preferred Stock upon which like rights to vote upon the matters specified herein have been conferred and are exercisable, voting as a single class regardless of series, create, authorize or issue any new class of Parity Securities; provided that this clause (iii) shall not limit the right of the Corporation to issue Parity Securities in connection with any merger in which the Corporation is the surviving entity;

provided that no such consent or vote of the holders of Series A Preferred Stock shall be required if at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such securities is to be made, as the case may be, all shares of Series A Preferred Stock at the time outstanding shall have been called for redemption by the Corporation and the funds necessary for such redemption shall have been set aside in accordance with Sections 5 and 6.

               (e) The consent or votes required in Sections 9(c) and 9(d) shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation's Certificate of Incorporation or Bylaws, which approval shall be obtained by vote of the stockholders of the Corporation in the manner provided in Section 9(b).

               10. No Other Rights.

               (a) The shares of Series A Preferred Stock shall not have any relative, participating, optional or other special rights and powers except as set forth herein or as may be required by law.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf and attested by its undersigned duly authorized officers this ____ day of _____________, 1998.


                                          W. R. GRACE & CO.


                                          By:_______________________________
                                             Name:
                                             Title:

ATTEST:



____________________________________
Name:
Title: